EXHIBIT 1

                                 AGREEMENT

                        JOINT FILING OF SCHEDULE 13D

     Each of the undersigned hereby agrees to file jointly the statement on
Schedule 13D to which this Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934.

     It is  understood  and  agreed  that  each of the  parties  hereto  is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

     It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments hereto, filed on behalf of each of the parties hereto.

Date: May 24, 1999

                                    SHAMROCK HOLDINGS, INC.


                                    By: /s/ Robert G. Moskowitz
                                       --------------------------------------
                                       Robert G. Moskowitz
                                       Executive Vice President and Secretary



                                    SHAMROCK HOLDINGS OF CALIFORNIA, INC.


                                    By: /s/ Robert G. Moskowitz
                                       --------------------------------------
                                       Robert G. Moskowitz
                                       Executive Vice President and Secretary